UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (RULE 14a-101)

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☐	Soliciting Material Pursuant to § 240.14a-12

SciQuest, Inc.

(Name of Registrant as Specified in Its Charter)

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On June 29, 2016, SciQuest, Inc. (“SciQuest” or the “Company”) posted on its website the following updated version of its Frequently Asked Questions for Investors relating to the proposed acquisition of the Company by AKKR Green Parent, LLC, a Delaware limited liability company (“Parent”), and AKKR Green Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated May 30, 2016, by and among the Company, Parent and Merger Sub:

KEY MESSAGES

•	Offer represents compelling value — $17.75 per share (34% premium to Fri. 5/27 closing price).

•	As a private company, SciQuest believes it will be able to accelerate innovation, increase efficiency and expand our solution suite.

¡	These improvements will be good for customers, employees, partners and suppliers.

¡	AKKR has significant experience partnering with successful technology companies.

•	SciQuest will continue to operate as a public company until the transaction closes, which is expected to occur in July 2016

1.	Why should stockholders support this transaction?

•	At $17.75 per share in cash, stockholders will receive compelling value for their shares — a 34% premium to the closing price on 5/27.

•	It is an all-cash offer.

•	There is no financing contingency.

•	The ~3.2x revenue multiple that the offer represents compares well to current trading multiples for SaaS companies who are expected to have revenue growth of ~10% or less in 2017 (<1.5x).

2.	Do you expect the transaction to go through? Will stockholders vote for it? What percentage vote is required? What specific regulatory hurdles do you need to go through? Do you expect any regulatory holdups / complications?

•	We believe stockholders will recognize the logic and value of this transaction.

☐	The deal requires the support of the majority of the shares outstanding.

•	Transaction is subject to Hart Scott Rodino review.

☐	Early termination of the applicable waiting period was granted on June 22, 2016.

3.	How did the deal come about? How long has it been in the works? Do you expect any superior bids?

•	AKKR has been a significant shareholder in SciQuest with 4.9% ownership.

•	AKKR approached SciQuest.

•	Despite its solicitation efforts, SciQuest did not receive any alternative acquisition proposals for the board to consider during the go-shop period, which expired on June 24, 2016.

•	More details can be found in the “Background of the Merger” section of the proxy statement dated June 24, 2016 (begins on page 30).

4.	When will the transaction close? What is the timeline?

•	We expect the transaction to close in July 2016 after the special meeting of stockholders that is scheduled to be held on July 26, 2016.

5.	What are the outs /termination rights?

•	See Section VIII of the merger agreement that was filed in a Form 8-K dated May 31, 2016 (begins on page 60) and as an annex to the proxy statement dated June 24, 2016 (begins on page A-46).

6.	What is the breakup fee?

•	See the definition of “Termination Fee” of the merger agreement that was filed in a Form 8-K dated May 31, 2016 (page 8) and as an annex to the proxy statement dated June 24, 2016 (page A-6).

7.	Will you be distributing a Q2 earnings release and holding a Q2 earnings call?

•	For the last two years, we released second quarter earnings on July 30, 2015 and July 30, 2014. Since we expect the acquisition to close prior to July 30, 2016, we do not expect to issue an earnings release nor host an earnings call for the second quarter 2016.

Additional Information

This communication may be deemed to be a solicitation of proxies in respect of the proposed acquisition of SciQuest described in the definitive proxy statement filed by SciQuest with the Securities and Exchange Commission (the “SEC”) on June 27, 2016. Investors and stockholders of SciQuest are urged to read the proxy statement (including any amendments or supplements) filed on June 27, 2016 and other relevant materials filed with the SEC because they contain important information about SciQuest and the proposed acquisition. The definitive proxy statement and a proxy card were mailed to each stockholder entitled to vote at the special meeting relating to the proposed acquisition commencing on June 27, 2016. Investors and stockholders may obtain a free copy of the proxy statement, and other documents filed by SciQuest, at the SEC’s website, www.sec.gov. In addition, these documents may also be obtained by investors and stockholders free of charge at SciQuest’s website, www.sciquest.com, or from SciQuest upon written request to its Investor Relations at 3020 Carrington Mill Boulevard, Suite 100, Morrisville, NC 27560.

Participants in the Solicitation

SciQuest and its directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from stockholders of SciQuest in connection with the proposed acquisition. Information about SciQuest’s directors and executive officers may be found in SciQuest’s proxy statement on Schedule 14A relating to its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2016, and SciQuest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed on February 22, 2016. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed acquisition is included in the proxy statement related to the proposed acquisition to be filed by SciQuest with the SEC on June 27, 2016.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on beliefs and assumptions of SciQuest’s management and on information currently available to SciQuest’s management and that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements include information concerning SciQuest’s possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities, the successful closing of this transaction, effects of the transaction, operations as a private company and the location of its headquarters and the effects of competition. Forward-looking statements consist of all statements that are not historical facts and can be identified by terms such as “accelerates,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, without limitation, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the possibility that the consummation of the proposed acquisition described in this communication does not occur or is delayed, either due to the failure of closing conditions, including approval of SciQuest’s stockholders, the failure to obtain required regulatory approvals or other reasons; (3) the risk that the proposed acquisition disrupts current plans and operations or increases operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such acquisition; (4) the outcome of any legal proceedings that may be instituted against SciQuest, the potential acquiror or others following announcement of the merger agreement and transactions contemplated therein; and (5) those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of SciQuest’s most recently filed Annual Report on Form 10-K and SciQuest’s subsequently filed Quarterly Reports on Form 10-Q. SciQuest urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as otherwise required by the federal securities laws, SciQuest disclaims any obligation or undertaking to publicly release or otherwise provide any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in SciQuest’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.